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                                                                       EXHIBIT 3


                AFFILIATE'S LETTER FOR ZELL/CHILMARK FUND, L.P.
                               (Revco D.S., Inc.)

                                                                    May 29, 1997

CVS Corporation
One CVS Drive
Woonsocket, RI  02895

Revco D.S., Inc.
1925 Enterprise Parkway
Twinsburg, OH  44087

Ladies and Gentlemen:        The undersigned has been advised that as of the
date of this letter the undersigned may be deemed to be an "affiliate" of Revco D.S., Inc., a Delaware corporation ("REVCO"), as the term "affiliate" is defined for purposes of paragraphs (c) and (d) of Rule 145 of the rules and regulations (the "RULES AND REGULATIONS") of the Securities and Exchange Commission (the "COMMISSION") under the Securities Act of 1933, as amended (the "ACT"). Pursuant to the terms of the Agreement and Plan of Merger dated as of February 6, 1997 (the "AGREEMENT") among Revco, CVS Corporation, a Delaware corporation ("CVS"), and North Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of CVS ("MERGER SUBSIDIARY"), Merger Subsidiary will be merged with and into Revco with Revco to be the surviving corporation in the merger (the "MERGER").

        As a result of the Merger, the undersigned will receive shares of Common Stock, par value $0.01 per share, of CVS (the "CVS COMMON STOCK") in exchange for shares owned by the undersigned of Common Stock, par value $0.01 per share, of Revco (the "REVCO COMMON STOCK").

        The undersigned represents, warrants and covenants to CVS and Revco that as of the date the undersigned receives any CVS Common Stock as a result of the Merger:

                                A. The undersigned shall not make any sale,
transfer or other disposition of the CVS Common Stock in violation of the Act or the Rules and Regulations.
                                B. The undersigned has carefully read this
letter and the Agreement and discussed the requirements of such documents and other applicable limitations upon the undersigned's ability to sell, transfer or otherwise dispose of the CVS Common Stock to the extent the undersigned felt necessary with the undersigned's counsel or counsel for Revco.

                                C. The undersigned has been advised that the
issuance of CVS Common Stock to the undersigned pursuant to the Merger will be registered with the Commission under the Act on a Registration Statement on Form S-4. However, the undersigned has also been advised that, since at the time the Merger is submitted for a vote of the stockholders of Revco, the undersigned may be deemed to be an affiliate of Revco, the undersigned may not sell, transfer or otherwise dispose of the CVS Common Stock issued to the undersigned in the Merger unless (i) such sale, transfer or other disposition has been registered under the Act, (ii) such sale, transfer or other disposition is made in conformity with Rule 145 promulgated by the Commission under the Act, or (iii) in the opinion of counsel reasonably acceptable to CVS, or pursuant to a "no action" letter obtained by the undersigned from the staff of the Commission, such sale, transfer or other disposition is otherwise exempt


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from registration under the Act.  Notwithstanding the foregoing, assuming the undersigned's partners do not vote in connection with the Merger, the distribution (in accordance with the terms of the undersigned's limited partnership agreement) after the Effective Time (as defined in the Agreement) by the undersigned to its partners of the shares of CVS Common Stock held by the undersigned shall be understood to be exempt from registration under the Act.

                                D. The undersigned understands that CVS is
under no obligation to register the sale, transfer or other disposition of the CVS Common Stock by the undersigned or on the undersigned's behalf under the Act or to take any other action necessary in order to enable such sale, transfer or other disposition by the undersigned in compliance with an exemption from such registration, other than pursuant to and in accordance with the Registration Rights Agreement dated as of ___________, 1997 between CVS and the holders referred to therein.
                                E. The undersigned also understands that there
will be placed on the certificates for the CVS Common Stock issued to the undersigned or any substitution thereof, a legend stating in substance:
     "THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF ONLY IN ACCORDANCE WITH THE TERMS OF A LETTER AGREEMENT BETWEEN THE REGISTERED HOLDER HEREOF AND CVS CORPORATION, A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICES OF CVS
CORPORATION."

                                F. The undersigned also understands that if the
undersigned distributes shares of CVS Common Stock to its partners as provided in the last sentence of paragraph C, CVS reserves the right to put the following legend on the certificates issued to the undersigned's partners:
     "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND WERE ACQUIRED FROM A PERSON WHO RECEIVED SUCH SECURITIES IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS (I) SUCH SALE, TRANSFER OR OTHER DISPOSITION HAS BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, (II) SUCH SALE, TRANSFER OR OTHER DISPOSITION IS MADE IN CONFORMITY WITH RULE 145 PROMULGATED BY THE SECURITIES AND EXCHANGE COMMISSION UNDER SUCH ACT, OR (III) IN THE OPINION OF COUNSEL REASONABLY ACCEPTABLE TO CVS CORPORATION, OR PURSUANT TO A "NO ACTION" LETTER OBTAINED BY THE HOLDER HEREOF FROM THE STAFF
OF THE SECURITIES AND EXCHANGE COMMISSION, SUCH SALE, TRANSFER OR OTHER DISPOSITION IS OTHERWISE EXEMPT FROM REGISTRATION UNDER SUCH ACT."

     It is understood and agreed that the legends set forth in paragraphs E and F above [and any stop transfer legends pursuant to paragraph G](1) shall be removed by delivery of substitute certificates without such legend if (i) the securities represented thereby have been registered for sale by the undersigned under the 1933 Act or (ii) CVS has received either an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to CVS, or a "no-action" letter obtained by the undersigned from the staff of the Commission, to the effect that the restrictions imposed by Rule 145 under the Act no longer apply to the undersigned.

     [G.     The undersigned understands that the Merger is intended to be accounted for using the "pooling-of-interests" method and that such treatment for accounting purposes is dependent upon the accuracy of certain of the representations and warranties, and the undersigned's compliance with certain of the covenants and agreements,

      (1) To be deleted if you have executed and delivered to CVS and Revco an affiliate's letter in the form of Exhibit C-1 to the Agreement.



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set forth herein.  Accordingly, the undersigned will not sell, transfer or otherwise dispose of the undersigned's interests in, or acquire or sell any options or other securities relating to securities of CVS or Revco that would be intended to reduce the undersigned's risk relative to, any shares of common stock of either CVS or Revco beneficially owned by the undersigned, during the period commencing on the 30th day prior to the effectiveness of the Merger and ending at such time as CVS publicly releases a report (the "COMBINED FINANCIAL RESULTS REPORT") covering at least 30 days of combined operations of CVS after the Merger. The undersigned also understand that stop transfer instructions will be given to the transfer agents of CVS and Revco in order to prevent any breach of the covenants and agreements the undersigned makes in this Section G, although such stop transfer instructions will be promptly rescinded upon the publication of the Combined Financial Results Report.](2)

             H. The undersigned further understands and agrees that the representations, warranties, covenants and agreements of the undersigned set forth herein are for the benefit of CVS, Revco and the Surviving Corporation (as defined in the Merger Agreement) and will be relied upon by such entities and their respective counsel and accountants.
     I. The undersigned understands and agrees that this letter agreement shall apply to all shares of the capital stock of CVS and Revco that are deemed to be beneficially owned by the undersigned pursuant to applicable federal securities laws.

     Execution of this letter should not be considered an admission on the part of the undersigned that the undersigned is an "affiliate" of Revco as described in the first paragraph of this letter or as a waiver of any rights the undersigned may have to object to any claim that the undersigned is such an affiliate on or after the date of this letter.


                                     Very truly yours,

                                     Zell/Chilmark Fund, L.P.

                                     By: ZC Limited Partnership, general partner

                                     By: ZC Partnerships, general partner

                                     By: ZC Inc., a partner



                                     By: _______________________
                                     Name:
                                     Title:
 Accepted this ____ day of
 ____________, 1997.

 CVS CORPORATION



By:_________________________
  Name:
  Title:


       (2) To be deleted if you have executed and delivered to CVS and Revco an affiliate's letter in the form of Exhibit C-1 to the Agreement.


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